Exhibit 10.14

INSTRUMENT OF CONVERSION

OF

PROMISSORY NOTE

This Instrument of Conversion (this “Instrument of Conversion”) is made as of this 22nd day of August, 2017, with respect to that certain Promissory Note, dated August 2, 2016, as updated by that certain Schedule A to Promissory Note, dated June 28, 2017 (the “Note”), issued by SOL-GEL TECHNOLOGIES LTD., an Israeli company (the “Company”), to Moshe Arkin, an Israeli individual, I.D number 05-164306-2 (the “Holder”).

WHEREAS, the current aggregate outstanding principal amount of the Note is $65,337,126 (the “Principal Amount”);

WHEREAS, the Company is contemplating an initial public offering (“IPO”) of its ordinary shares, par value NIS 0.1 each (“Ordinary Shares”), pursuant to a registration statement on Form F-1 filed with the Securities and Exchange Commission;

WHEREAS, notwithstanding anything to the contrary in the Note, the parties hereto hereby mutually desire that immediately prior to the closing of the IPO, the Principal Amount will be automatically converted into Ordinary Shares in consideration for the cancellation of the Note, on the terms set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.          Notwithstanding anything to the contrary contained in the Note, immediately prior to the closing of the IPO, all of the Principal Amount of the Note shall automatically without any further action on the part of the Company or the Holder be converted into that number of Ordinary Shares of the Company to be held by the Holder (the “Conversion Shares”) equal to (x) the Principal Amount divided by (y) the initial public offering price per share set forth on the cover page of the final prospectus relating to the IPO (the “Conversion”). The Company shall issue the Conversion Shares in the name of the Holder on the day of closing of the IPO. The Holder acknowledges that the Conversion Shares will be deemed “restricted securities” as defined in Rule 144(a)(3) under the Securities Act, and as such will bear a restrictive legend in such form as is customary for restricted securities.

2.          If the closing of the IPO does not occur by December 31st, 2017, then this Instrument of Conversion will have no force and effect.

3.          Any taxes, levies, charges and other duties or other amounts that are levied on, or due by, the Holder under applicable law in connection with the issuance of the Ordinary Shares to the Holder pursuant to this Instrument of Conversion shall be borne by the Holder.

4.          Upon the closing of the IPO and following the Conversion as contemplated by this Instrument of Conversion, the Note shall be deemed fully repaid and shall no longer have any force and effect. By executing this Instrument of Conversion, (i) the parties agree to the automatic conversion of the Principal Amount of the Note into Ordinary Shares in the manner described above and (ii) the Holder agrees that upon the Conversion as contemplated by this Instrument of Conversion, all of the Company obligations and liabilities with respect to the Principal Amount shall be deemed discharged and released in full.

5.          The Holder shall have the right to assign, sell, transfer, delegate, or otherwise dispose of any right or obligation under this Instrument of Conversion without the prior written consent of the Company.

6.          This Instrument of Conversion shall be construed and interpreted pursuant to and in accordance with the laws of the State of Israel. Any dispute arising out of or relating to this Instrument of Conversion shall be adjudicated only in the courts of Tel Aviv in the State of Israel.

IN WITNESS WHEREOF the parties have signed this Instrument of Conversion as of the date first hereinabove set forth.

SOL-GEL TECHNOLOGIES LTD.

By:	/s/ Gilad Mamlok
Name:	Gilad Mamlok
Title:	CFO

/s/ MOSHE ARKIN
MOSHE ARKIN